ScanSoft Inc.

                             1998 STOCK OPTION PLAN

                                    ARTICLE I
                             General Purpose of Plan


     The name of this plan is the ScanSoft, Inc. 1998 Stock Option Plan (the "Plan"). The purpose of the Plan is to enable ScanSoft, Inc., a Delaware corporation (the "Company"), and any Subsidiary to obtain and retain the services of the types of employees, consultants, officers and directors who will contribute to the Company's long range success and to provide incentives which are linked directly to increases in share value which will inure to the benefit of all shareholders of the Company.

                                    ARTICLE 2
                                   Definitions

     For purposes of the Plan, the following terms are defined as set forth below:

     "Administrator" has the meaning set forth in Article 3.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

     "Committee" means a committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required by Rule 16 b-3 under the Exchange Act, each of whom is a Non-Employee Director. However, a member of the Committee is not required to be a Non-Employee Director as defined by Rule 16b-3(b)(3)(i) under the Exchange Act if the Company does not have a class of equity securities registered pursuant to Section 12 of the Securities Act or if the Board determines that the Non-Employee Director requirement shall not apply.

     "Company" means ScanSoft, Inc. a corporation organized under the laws of the State of Delaware (or any successor corporation).

     "Date of Grant" means the date on which the Administrator adopts a resolution expressly granting a Right to a Participant, or if a different date is set forth in such resolution as the Date of Grant, then such date as is set forth in such resolution.

     "Director" means a member of the Board.

     "Disability" means permanent and total disability as defined by the Administrator.

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ScanSoft, Inc.


     "Director" means a member of the Board.

     "Disability" means permanent and total disability as defined by the Administrator.

     "Eligible Person" means an employee, officer or consultant or, subject to the limitations set forth in Article 5, Director of the Company, or any Parent or Subsidiary.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" per share at any date shall mean (i) if the Stock is listed on an exchange or exchanges, or admitted for trading in a market system which provides last sale data under Rule 11 Aa3-1 under the Exchange Act (a "Market System"), the last reported sales price per share on the last business day prior to such date on the principal exchange on which it is traded, or in such a Market System, as applicable, or if no sale was made on such day on such principal exchange or in such a Market System, as applicable, the last reported sales price per share on the most recent day prior to such date on which a sale was reported on such exchange or such Market System, as applicable; or (ii) if the Common Stock is not then traded on an exchange or in such a Market System, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ on the day prior to such date; or (iii) if the Common Stock is not listed on an exchange or quoted on NASDAQ, an amount determined by the Administrator in good faith.

     "Incentive Stock Option" means a Stock Option intended to qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

     "Liquidating Event" has the meaning set forth in Section 8.1(b) of the Plan.

     "Liquidity Event" has the meaning set forth in Section 8.1(c) of the Plan.

     "Non-Employee Director" has the meaning set forth in Rule 16b-3(b)(3)(i) under the Exchange Act, or any successor definition adopted by the SEC.

     "Non-Statutory Option" means a Stock Option intended not to qualify as an Incentive Stock Option.

     "Optionee" means a Participant who is granted a Stock Option pursuant to the Plan.

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     "Parent" means any present or future  corporation  which would be a "parent corporation" as that term is defined in Section 424 of the Code.

     "Participant" means any Eligible Person selected by the Administrator, pursuant to the Administrator's authority in Article 3, to receive grants of Rights.

     "Plan" means this Venture Name 1996 Stock Option Plan, as the same may be amended or supplemented from time to time.

     "Purchased Shares" has the meaning set forth in Section 6.2(g) of the Plan.

     "Rights" means Stock Options.

     "Reorganization Event" has the meaning set forth in Section 8.1(c) of the Plan.

     "Retirement" means retirement from active employment with the Company or Subsidiary as defined by the Administrator.

     "SEC" means the Securities and Exchange Commission.

     "Section 16(b) Person" means a person subject to Section 16(b) of the Exchange Act.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Special Terminating Event" with respect to a Participant shall mean the death, Disability or Retirement of that Participant.

     "Stock" means the Common Stock, par value $0.001 per share, of the Company.

     "Stock Option" means an option to purchase shares of Stock granted pursuant to Article 6.

     "Stock Option Agreement" has the meaning set forth in Section 6.2 of the Plan.

     "Subsidiary" means any present or future corporation which would be a "subsidiary corporation" as that term is defined in Section 424 of the Code.

     "Ten Percent Shareholder" means a person who on the Date of Grant owns, either directly or through attribution as provided in Section 424(d) of the Code, Stock

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possessing  more than 10% of the  total  combined  value or voting  power of all classes of stock of his or her employer corporation or of any Parent or Subsidiary.

                                    ARTICLE 3
                                 ADMINISTRATION

     SECTION 3.1 ADMINISTRATOR. The Plan shall be administered by either (i) the Board, or (ii) the Committee (the group that administers the Plan is referred to as the "Administrator").

     SECTION 3.2 POWERS IN GENERAL. The Administrator shall have the power and authority to grant Stock Options to Eligible Persons, pursuant to the terms of the Plan.

     SECTION 3.3 SPECIFIC POWERS. In particular, the Administrator shall have the authority: (i) to construe and interpret the Plan and apply its provisions;
(ii) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(iv) to determine when Rights are to be granted under the Plan; (v) from time to time to select, subject to the limitations set forth in this Plan, those Eligible Persons to whom Rights shall be granted; (vi) to determine the number of shares of Stock to be made subject to each Right; (vii) to prescribe the terms and conditions of each Stock Option, including, without limitation, the exercise price, medium of payment, right of first refusal and repurchase provisions and to determine whether the Stock Option is to be an Incentive Stock Option or a Non-Statutory Option and to specify the provisions of the Stock Option agreement relating to such Stock Option; (viii) to prescribe the terms and conditions of each Stock Option, including, without limitation, the purchase price and medium of payment, vesting provisions and repurchase provisions, and to specify the provisions of the Stock Option relating to such sale; (ix) to amend any outstanding Rights for the purpose of modifying the time or manner of vesting, or the exercise price, as the case may be, thereunder or otherwise, subject to applicable legal restrictions and to the consent of the other party to such agreement; (x) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan; and (xi) to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

     SECTION 3.4 DECISIONS FINAL. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.

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     SECTION  3.5 THE  COMMITTEE.  The  Board  may,  in its  sole  and  absolute discretion, from time to time delegate any or all of its duties and authority with respect to the Plan to the Committee whose members are to be appointed by and to serve at the pleasure of the Board. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase or decrease (to not less than two) the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members or, in the case of a committee comprised of only two members, the unanimous written consent of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

                                    ARTICLE 4
                              STOCK SUBJECT TO PLAN

     SECTION 4.1 STOCK SUBJECT TO THE PLAN. Subject to adjustment as provided in
Article 8, the total number of shares of Stock reserved and available for issuance under the Plan shall be 4,000,000 shares. Shares reserved hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     SECTION 4.2 UNEXERCISED RIGHTS: REACQUIRED SHARES. To the extent that any Rights expire or are otherwise terminated without being exercised, the shares underlying such Rights (and shares related thereto) shall again be available for issuance in connection with future Rights under the Plan. Shares acquired by the Company upon exercise of Rights pursuant to Section 6.2(g) shall not increase the shares available for issuance under the Plan.

                                    ARTICLE 5
                                   ELIGIBILITY

     Directors, officers, employees and consultants of the Company or any Parent or Subsidiary, who, as determined by the Administrator, are responsible for or contribute to the management, growth or profitability of the business of the Company or any Subsidiary, shall be eligible to be granted Rights hereunder subject to limitations set forth in this Plan; provided, however that only officers and employees of the Company shall be eligible to be granted Incentive Stock Options hereunder.

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                                    ARTICLE 6
                                 STOCK OPTIONS

     SECTION 6.1 GENERAL. Each Stock Option granted under the Plan shall be in such form and under such terms and conditions as the Administrator may from time to time approve; provided, that such terms and conditions are not inconsistent with the Plan. The provisions of Stock Option Agreements entered into under the Plan need not be identical. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Statutory Options.

     SECTION 6.2 TERMS AND CONDITIONS OF STOCK OPTIONS. Each Stock Option granted pursuant to the Plan shall be evidenced by a written option agreement between the Company and the Optionee (the "Stock Option Agreement"), which shall comply with and be subject to the following terms and conditions:

     (a) Number of Shares. Each Stock Option Agreement shall state the number of shares of Stock to which the Stock Option relates.

     (b) Type of Option. Each Stock Option Agreement shall identify the portion (if any) of the Stock Option which constitutes an Incentive Stock Option.

     (c) Exercise Price. Each Stock Option Agreement shall state the price at which shares subject to the Stock Option may be purchased (the "Exercise Price"), which shall with respect to Incentive Stock Options be not less than 100% of the Fair Market Value of the shares of Stock on the Date of Grant. In the case of Non-Statutory Options, the Exercise Price shall be determined in the sole discretion of the Administrator, provided, however, that the Exercise Price shall be no less than 85% of the Fair Market Value of the shares of Stock on the Date of Grant of the Non-Statutory Option. In the case of either an Incentive Stock Option or a Non-Statutory Option granted to a Ten Percent Shareholder, the Exercise Price shall not be less than 110% of such Fair Market Value.

                  (d) Value of Shares. The Fair Market Value of the shares of Stock (determined as of the Date of Grant) with respect to which Incentive Stock Options are first exercisable by an Optionee under this Plan and all other incentive option plans of the Company and any Parent or Subsidiary in any calendar year shall not, for such year, in the aggregate, exceed $100,000; but this Section 6.2(d) shall not affect the right of the Administrator to accelerate or otherwise alter the time of vesting of any Options granted as Incentive Stock Options, even, if as a result thereof, some of such Options cease being Incentive Stock Options.

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     (e) Medium and Time of Payment.  The Exercise  Price shall be paid in full, at the time of exercise, in cash.

     (f) Term and Exercise of Stock Options. Stock Options shall be exercisable over the exercise period at the times the Administrator may determine, as reflected in the related Stock Option Agreements, but the exercise period shall not exceed ten (10) years from the Date of Grant of the Stock Option. The Stock Option Agreements shall provide that the Stock Options will vest, and the Option Holders shall have the right to exercise the Stock Options at a rate to be determined by the Administrator but at a rate of at least 20% per year over a period of 5 years from the Date of Grant of such Stock Options, unless a lower vesting rate or longer vesting period is permitted by applicable law or regulation. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the vesting or exercise period shall be determined by the Administrator, but shall not exceed five years from the Date of Grant of the Stock Option. The vesting or exercise period shall be subject to earlier termination upon the occurrence of either a Special Terminating Event, as provided in Section 10.6, or the Termination of Employment, as provided in
Section 10.7. A Stock Option may be exercised, as to any or all full shares of Stock as to which the Stock Option has become exercisable, by giving written notice of such exercise to the Company.

     (g) Repurchase Rights: First Refusal Rights.

          (A) Subject to Section 6.2(g)(D) below, each Stock Option Agreement shall provide that the Company shall have the right (the "Repurchase Right") exercisable following termination of an Optionee's employment to repurchase all of the Stock purchased by the Optionee upon exercise of the Optionee's Stock Option (the "Purchased Shares") at the Fair Market Value on the date of termination of employment. Such Repurchase Right must be exercised by the Company for cash or cash equivalents (including the cancellation of any purchase money indebtedness & the Optionee to the Company) within 90 days of the later of the date of termination of employment or the last date upon which an Option may be exercised.

          (B) Subject to Section 6.2(g)(D) below, each Stock Option Agreement shall provide that the Company shall have the right of first refusal (the "First Refusal Right"), exercisable in connection with any proposed sale, hypothecation or other disposition of the Purchased Shares; and that in the event the holder of the Purchased Shares desires to accept a bona fide third party offer for any or all of the Purchased Shares such shares shall first be offered to the Company at the same terms and conditions as are set forth in the bona fide offer. The Company must elect to purchase such Purchased Shares within 30 days after receipt of notice of the related

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proposed  sale,  and upon such election the Company must purchase such Purchased
Shares within 60 days of the receipt of notice of the proposed sale.

          (C) Each Stock Option Agreement shall provide that the Repurchase Rights and First Refusal Rights shall lapse and cease to have effect upon the earlier to occur of (1) the first date on which shares of the Company's Common Stock are held of record by more than five hundred (500) persons, (2) a determination by the Company's Board of Directors that a public market exists for the outstanding shares of the Company's Common Stock or (3) the closing of a public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock by the Company with aggregate proceeds to the Company of $10,000,000 or more.

          (D) The Administrator may, in its sole and absolute discretion, determine whether ceasing to be an officer, director or consultant of the Company or any Parent or Subsidiary or ceasing to be an employee of a Subsidiary shall be subject to Section 6.2(g) and may determine to omit all or part of the provisions described in Section 6.2(g) from any Stock Option Agreement and shall, in the exercise of its discretion, prescribe the terms and conditions of the Repurchase Rights and First Refusal Rights of each Stock Option Agreement.

     (h) Other Terms and Conditions. Each Stock Option Agreement shall contain such other terms and conditions as the Administrator shall from time to time approve; provided, that such terms and conditions are not inconsistent with the Plan.

                                    ARTICLE 7
                          INFORMATION TO OPTION HOLDERS

     The Company will provide to Rights holders such information about the Company as it is required by the Securities Act to provide to the then current stockholders of the Company.

                                    ARTICLE 8
                                  ADJUSTMENTS

         SECTION 8.1  EFFECT OF CERTAIN CHANGES.

          (a) Stock Dividends, Splits. Etc. In the event of a Stock split, reverse Stock split, Stock dividend, recapitalization, combination or reclassification of the Stock, (i) the number of shares of Stock available for Rights, (ii) the number of shares covered by outstanding Rights and (iii) the Exercise Price of any Stock Option, in effect

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prior to such  change,  shall be  appropriately  adjusted by the  Administrator;
provided, however, that any fractional shares resulting from the adjustment shall be eliminated.

     (b) Liquidating Event. In the event of the proposed dissolution or liquidation of the Company, or in the event of any corporate separation or division, including, but not limited to, a split-up, split-off or spin-off (each, a "Liquidating Event"), the Administrator may provide that the holder of any Right then exercisable shall have the right to exercise such Right (at the price provided in the Rights) subsequent to the Liquidating Event, and for the balance of its term, solely for the kind and amount of shares of Stock and other securities, cash or other property or any combination thereof receivable upon such Liquidating Event by a holder of the number of shares of Stock for or with respect to which such Right might have been exercised immediately prior to such Liquidating Event; or the Administrator may provide, in the alternative, that each Right granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than 30 days written notice of the date so fixed shall be given to each Rights holder and if such notice is given, each Rights holder shall have the right, during the period of 30 days preceding such termination, to exercise the Right as to all or any part of the shares of Stock covered thereby, to the extent that such Right is then exercisable, on the condition, however, that the Liquidating Event actually occurs; and if the Liquidating Event actually occurs, such exercise shall be deemed effective (and, if applicable, the Rights holder shall be deemed a shareholder with respect to the Rights exercised) immediately preceding the occurrence of the Liquidating Event, or the date of record for shareholders entitled to share in such Liquidating Event, if a record date is set.

     (c) Merger or Consolidation. In the case of any capital reorganization, any reclassification of the Common Stock (other than a change in par value or recapitalization described in Section 8.1(a) of the Plan), or the consolidation of the Company with, or a sale of substantially all of the assets of the Company to (which sale is followed by a liquidation or dissolution of the Company), or merger of the Company with another person (a "Reorganization Event"), the Administrator shall be obligated to determine whether the Reorganization Event shall constitute a "Liquidity Event," and to deliver to Rights holders at least 15 days prior to such Reorganization Event (or at least 15 days prior to the date of record for shareholders entitled to share in the securities, cash or other property distributed in the Reorganization Event, if a record date is set) a notice which shall (i) indicate whether the Reorganization Event is a Liquidity Event, and (ii) advise the Rights holder of his or her rights pursuant to the agreement applicable to such Rights. If the Reorganization Event is determined to be a Liquidity Event, in its sole and absolute discretion, the surviving corporation may, but shall not be obligated to, (i) tender stock options to the Rights holder with respect to the surviving corporation which shall contain terms and provisions that substantially preserve the rights and benefits of the applicable Right, and (ii) in the event that no

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stock options have been tendered by the  surviving  corporation  pursuant to the terms of item "(i)" immediately above, the Rights holder shall have the right exercisable during a ten-day period ending on the fifth day prior to the Reorganization Event (or ending on the fifth day prior to the date of record for shareholders entitled to share in the securities or property distributed in the Reorganization Event, if a record date is set) to exercise his or her Rights, to the extent that such Rights are then exercisable, in whole or in part, on the condition, however, that the Reorganization Event is actually effected; and if the Reorganization Event is actually effected, such exercise shall be deemed effective (and, if applicable, the Rights holder shall be deemed a shareholder with respect to the Rights exercised) immediately preceding the effective time of the Reorganization Event (or on the date of record for shareholders entitled to share in the securities or property distributed in the Reorganization Event, if a record date is set).

     If the Reorganization Event is not determined to be a Liquidity Event, the Rights holder shall thereafter be entitled upon exercise of the Right to purchase the kind and number of shares of stock or other securities, cash or other property of the surviving corporation receivable upon such event by a holder of the number of shares of the Common Stock which the Right entities the Rights holder to purchase from the Company immediately prior to such event, and in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this Plan with respect to the Rights holder's rights and interests thereafter, to the end that the provisions set forth in the agreement applicable to such Rights (including the specified changes and other adjustments to the Exercise Price) shall thereafter be applicable in relation to any shares or other property thereafter purchasable upon exercise of the Right. In the case of any Reorganization Event that is a reorganization, merger or consolidation in which the Company is not the "surviving corporation," the Administrator may, in its sole and absolute discretion, accelerate the "vesting" period described in
Section 6.2(f).

     (d) Where Company Survives. Section 8.1(c) shall not apply to a merger or consolidation in which the Company is the surviving corporation, unless shares of Stock are converted into or exchanged for securities other than publicly traded common stock, cash (excluding cash in payment for actual shares) or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation with the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive an amount of money payable by cash or cash equivalent or other property) of the shares of Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Administrator may provide that the holder of each Right then exercisable shall have the right to exercise such Right solely for the kind and amount of shares of Stock and other securities

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(including  those of any new direct or indirect Parent of the Company),  cash or other property or any combination thereof receivable upon such reclassification change, consolidation or merger by the holder of the number of shares of Stock for which such Right might have been exercised.

     (e) Surviving Corporation Defined. The determination as to which party to a merger or consolidation is the "surviving corporation" shall be made on the basis of the relative equity interests of the shareholders in the corporation existing after the merger or consolidation, as follows: if immediately following any merger or consolidation the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the corporation existing following the merger or consolidation, then for purposes of this Plan, the Company shall be the surviving corporation. In all other cases, the Company shall not be the surviving corporation. In making the determination of ownership by the shareholders of a corporation immediately after the merger or consolidation, of equity securities pursuant to this Section 8.1(e), equity securities which the shareholders owned immediately before the merger or consolidation as shareholders of another party to the transaction shall be disregarded. Further, for purposes of this Section 8.1(e) only, outstanding voting securities of a corporation shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

     (f) Par Value Changes. In the event of a change in the Stock of the Company as presently constituted which is limited to a change of all of its authorized shares with par value, into the same number of shares without par value, or a change in the par value, the shares resulting from any such change shall be "Stock" within the meaning of the Plan.

     SECTION 8.2 DECISION OF ADMINISTRATOR FINAL. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive; provided, however, that each Incentive Stock Option granted pursuant to the Plan shall not be adjusted without the prior consent of the holder thereof in a manner that causes such Stock Option to fail to continue to qualify as an Incentive Stock Option.

     SECTION 8.3 NO OTHER RIGHTS. Except as expressly provided in this Article 8, no Rights holder shall have any rights by reason of any subdivision or consolidation of shares of Stock or the payment of any dividend or any other increase or decrease in the number of shares of Stock of any class or by reason of any Liquidating Event, merger, or consolidation of assets or stock of another corporation, or any other issue by the Company of shares of stock of any class, or securities convertible into shares of

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stock of any  class;  and  except as  provided  in this  Article  8, none of the foregoing events shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to Rights. The grant of a Right pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

     SECTION 8.4 NO RIGHTS AS SHAREHOLDER. Except as specifically provided in this Article 8, a Rights holder or a transferee of a Right shall have no rights as a shareholder with respect to any shares covered by the Rights until the date of the issuance of a Stock certificate to him or her for such shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 8.1(b) or 8.1(c).

                                    ARTICLE 9
                            AMENDMENT AND TERMINATION

     The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, without the approval of the shareholders, which would:

          (a) except as provided in Article 8, increase the total number of shares of Stock reserved for the purposes of the Plan;

          (b) materially increase the benefits accruing to Participants or Eligible Persons under the Plan; or

          (c) materially modify the requirements for eligibility under the Plan.

     The Administrator shall have the authority to interpret the Plan and any Stock Option Agreements and to take whatever administrative actions, correction of administrative errors, or the award of options under the Plan, as the Administrator in its sole good faith judgment shall determine to be advisable. All decisions, interpretations and administrative actions made by the Administrator hereunder or under any Stock Option Agreement shall be binding on the Company and the Optionee (including successors and assigns).

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                                   ARTICLE 10
                               GENERAL PROVISIONS

     SECTION 10.1 GENERAL RESTRICTIONS.

          (a) Limitation on Granting of Rights. Subject to adjustment as provided in Article 8, no Participant shall be granted Rights with respect to more than 1,000,000 shares of Stock during any one year period.

          (b) No View to Distribute. The Administrator may require each person acquiring shares of Stock pursuant to the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view towards distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

          (c) Legends. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable (1) under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and (2) to secure the First Refusal Rights and Repurchase Rights of the Company, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (d) Market Stand-Off. All Stock Option Agreements and Stock Purchase Agreements shall provide that in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, the Participant agrees (the "Hold-Back Agreement") not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Purchased Shares or any securities the value of which is derived by reference to the value of the Purchased Shares without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed one hundred-eighty
(180) days. Stock Option Agreements may provide that the Hold-Back Agreement shall terminate following expiration of the two-year period immediately following the effective date of the Company's initial public offering.

     SECTION 10.2 OTHER COMPENSATION ARRANGEMENTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation

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arrangements,  subject to shareholder approval if such approval is required; and
such arrangements may be either generally applicable or applicable only in specific cases.

     SECTION 10.3 DISQUALIFYING DISPOSITIONS: WITHHOLDING TAXES.

          (a) Disqualifying Disposition. Employee agrees that should he or she make a "disposition" (as defined in the Code) of all or any of the Purchased Shares acquired pursuant to an Incentive Stock Option within two years from the date of grant of the Option or within one year after the issuance of such Purchased Shares, he or she shall immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Purchased Shares. Employee agrees that he or she shall maintain all Purchased Shares in his or her name so long as he or she maintains beneficial ownership of such Purchased Shares.

          (b) Withholding Required. Each Participant shall, no later than the date as of which the value derived from a Right first becomes includable in the gross income of the Participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Right or its exercise. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Participant shall, to the extent permitted by law, have the right to request that the Company deduct any such taxes from any payment of any kind otherwise due to the Participant.

     SECTION 10.4 INDEMNIFICATION. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrators shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which they or any one of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any option granted under the Plan, and against all amounts paid by them in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator shall, in writing, offer and permit the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

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     SECTION 10.5 OTHER PROVISIONS. The Stock Option Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Rights, as the Administrator may deem advisable.

     SECTION 10.6 SPECIAL TERMINATION EVENTS. If a Special Terminating Event occurs, all Rights theretofore granted to such Rights holder may, unless earlier terminated in accordance with their terms, be exercised by the Rights holder or by his or her estate or by a person who acquired the right to exercise such Right by bequest or inheritance or otherwise by reason of the death or Disability of the Rights holder, at any time within one year after the date of the Special Terminating Event. Notwithstanding the foregoing, an Incentive Stock Option shall only be exercisable at any time within three months after the date of Retirement or termination of employment of an Optionee.

     SECTION 10.7 TERMINATION OF EMPLOYMENT. Except as provided in this Section 10.7, no Right may be exercised unless the Right holder is then a Director, or officer of the Company, or in the employ, or officer or director of the Company or any Parent or Subsidiary, or rendering services as a consultant to the Company or any Subsidiary, and unless he or she has remained continuously so employed or engaged since the Date of Grant. If the employment or services of a Right holder shall terminate (other than by reason of a Special Terminating Event), all Rights previously granted to the Right holder which are exercisable at the time of such termination may be exercised for the period ending 80 days after such termination; provided, however, that if the employment or services of a Rights holder is terminated for "cause" such Rights may be exercised for the period not to exceed 30 days (and which may be less (and may zero days) in the case of termination for a "cause" which is recognized under applicable law as a good cause for the termination of employment) after such termination; provided, further, that no Right may be exercised following the date of its expiration. Nothing in the Plan or in any Right granted pursuant to the Plan shall confer upon an employee, officer or director any right to continue in the employ of the Company or any Parent or Subsidiary or continue as a consultant to or an officer or director thereof or interfere in any way with the right of the Company, any Parent or any Subsidiary to terminate such employment or relationship at any time.

     SECTION 10.8 NON-TRANSFERABILITY OF RIGHTS. Each Stock Option Agreement shall provide that the Rights granted under the Plan shall not be transferable, but the Stock Option Agreement may provide that Rights may be transferable by will or by the laws of descent and distribution, and the Rights may be exercised, during the lifetime of the Rights holder, only by the Rights holder or by his or her guardian or legal representative.

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     SECTION 10.9  REGULATORY  MATTERS.  Each Stock Option shall provide that no shares shall be purchased or sold thereunder unless and until (i) any then applicable requirements of state or federal laws and regulatory agencies, and, if applicable, foreign laws, shall have been fully complied with to the satisfaction of the Company and its counsel; and (ii) if required to do so by the Company, the Optionee shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Board or Committee may require.

     SECTION 10.10 RECAPITALIZATIONS. Each Stock Option Agreement shall contain provisions required to reflect the provisions of Article 8.

     SECTION 10.11 DELIVERY. Upon exercise of a Right granted under this Plan, the Company shall issue Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory obligations the Company may otherwise have, for purposes of this Plan, thirty days shall be considered a reasonable period of time.

     SECTION 10.12 RULE 16B-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under this plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.

                                   ARTICLE II
                             EFFECTIVE DATE OF PLAN

     The Plan shall become effective on the date on which the Plan approved by the Company's stockholders.

                                   ARTICLE 12
                                  TERM OF PLAN

     No Right shall be granted pursuant to the Plan on or after December 31, 2002, but Rights theretofore granted may extend beyond that date.

[END]

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